Exhibit 99.1

SJW Group Announces Appointment of Rebecca (“Becky”) Armendariz Klein to Board of Directors

SAN JOSE, Calif. — Dec. 17, 2021 — SJW Group (NYSE: SJW) today announced the appointment of Becky Armendariz Klein to the SJW Group Board of Directors. Ms. Klein has been appointed as an independent member of the board who will serve on the Sustainability and Executive Compensation Committees, effective December 17, 2021.

Since 2006, Klein has been the principal at Klein Energy, LLC, an energy and water consulting company based in Austin, Texas, where she shares her extensive experience with companies on regulatory, financial, strategic and government affairs matters. Prior to that she served as chair of the Public Utilities Commission of Texas, and retired as a Lieutenant Colonel from the U.S. Air Force Reserve. She also sits on other publicly traded and privately held boards.

“Becky is an outstanding addition to the SJW Group Board. Her life of service, including with the United States Air Force and as chair of the Texas Public Utility Commission speak to her commitment to making a real difference,” stated Eric W. Thornburg, chair, president and CEO of SJW Group. Thornburg further stated, “Her professional and academic background is also really quite extraordinary and will bring great value to the board and inform its deliberations. We enthusiastically welcome her and look forward to her insights and perspective!”

Klein is the founder of the Texas Energy Poverty Research Institute, a nonprofit that addresses the nexus of energy and poverty in Texas, and she previously served on the Diversity Advisory Committee of the Federal Communications Commission.

She is a native of San Antonio, Texas, and is fluent in Spanish having grown up partly in Mexico and Venezuela. She is a graduate of Stanford University and earned a master’s degree from Georgetown University, a juris doctor degree from St. Mary’s Law School, and a Master of Business Administration degree from the Massachusetts Institute of Technology.

About SJW Group

SJW Group is among the largest investor-owned pure play water and wastewater utilities in the United States, providing life-sustaining and high-quality water service to nearly 1.5 million people. SJW Group’s locally led and operated water utilities — San Jose Water Company in California, Connecticut Water Company in Connecticut, Maine Water Company in Maine and SJWTX Inc. (dba Canyon Lake Water Service Company) in Texas — possess the financial strength, operational expertise and technological innovation to deliver outstanding service to customers, safeguard the environment and provide opportunities to employees. SJW Group remains focused on investing in its operations, remaining actively engaged in its local communities and delivering continued sustainable value to its shareholders. For more information about SJW Group, please visit www.sjwgroup.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology. These forward looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict.

These forward-looking statements involve a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the effect of water, utility, environmental and other governmental policies and regulations, including actions concerning rates, authorized return on equity, authorized capital structures, capital expenditures and other decisions; (2) changes in demand for water and other services; (3) the impact of the Coronavirus (“COVID-19”) pandemic on our business operation and financial results; (4) unanticipated weather conditions and changes in seasonality including those affecting water supply and customer usage; (5) climate change and the effects thereof; (6) unexpected costs, charges or expenses; (7) our ability to successfully evaluate investments in new business and growth initiatives; (8) contamination of our water supplies and damage or failure of our water equipment and infrastructure; (9) the risk of work stoppages, strikes and other labor-related actions; (10) catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, hurricanes, terrorist acts, physical attacks, cyber-attacks, epidemic, or similar occurrences; (11) changes in general economic, political, business and financial market conditions; (12) the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, changes in interest rates, compliance with regulatory requirements, compliance with the terms and conditions of our outstanding indebtedness, and general market and economic conditions; and (13) legislative and general market and economic developments. The risks, uncertainties and other factors may cause the actual results, performance or achievements of SJW Group to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Results for a quarter are not indicative of results for a full year due to seasonality and other factors. Other factors that may cause actual results, performance or achievements to materially differ are described in SJW Group’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. Forward-looking statements are not guarantees of performance, and speak only as of the date made. SJW Group undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact

Dan Meaney, APR

SJW Group Media Relations

Daniel.Meaney@ctwater.com

860.664.6016

Investor Contact

Willie Brown

Vice President, General Counsel and Corporate Secretary

Willie.Brown@sjwater.com

408.918.7280